UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2017

TRULI MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53641	26-3090646
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1638 Tower Grove Drive, Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 274-0224

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

Effective April 6, 2017, Truli Media Group, Inc., a Delaware corporation (the “Company”), issued Convertible Promissory Notes (the “Notes”) to two institutional investors in exchange for loans totaling $40,000. The Notes accrue interest at the rate of 10% per annum and mature August 6, 2017. At the option of the lenders, the principal and accrued interest under the Notes are convertible into common stock of the Company at $0.02 per share. The Company will use the proceeds of the loans represented by the Notes for working capital.

The Notes were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(a)(2) and Rule 506(b) thereunder.

Item 3.02	Unregistered Sales of Equity Securities

The information contained under Item 2.03 is incorporated under this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Note

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Truli Media Group, Inc.

Date: April 11, 2017	By:	/s/ Elliot M. Maza
	Name:	Elliot M. Maza
	Title:	Chief Executive Officer

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